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                                                                    EXHIBIT 10.2


                           BROWNING-FERRIS INDUSTRIES
                        ANNUAL MANAGEMENT INCENTIVE PLAN


                   ARTICLE I. PURPOSE AND GENERAL DESCRIPTION

The purpose of the Annual Management Incentive Plan (the "Plan") of Browning-Ferris Industries (the "Company") is to align the interest of the Company's management and shareholders. Specifically, the Plan's objectives are to:

    o Focus management's attention on accomplishing results that lead to increases in shareholder value;

    o    Support the financial objectives of the Company; and

    o Offer a results-based compensation program that is competitive and delivers superior rewards for exceptional results.

Accordingly, the Company may award to executive officers and other officers of the Company, annual incentive compensation on the terms and conditions established herein.


                            ARTICLE II. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

         "Annual Incentive Award" or "Award" means the compensation payable in cash granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.

         "Base Salary" shall mean the actual base earnings of a Participant for the Plan Year, as approved by the Committee, exclusive of any Awards under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, gratifications, and the value of any basic or supplemental employee benefits or perquisites.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control," for all purposes of the Plan, shall be deemed to have occurred if, with or without the approval of the Board, any of the following events shall occur:



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                  (1)    more than 25% of the voting power of the Company's
                  outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) except with respect to any Participant who is included in any such person; or

                  (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

         "Company" means Browning-Ferris Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Covered Employees" means those participants in the Plan who are "covered employees" within the meaning of Section 162(m).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Participant" means an individual who is an executive officer or other officer of the Company, including any Covered Employee.

         "Performance Goals" shall be defined as the objective performance criterion or criteria established by the Committee, pursuant to
         Section V hereof, for the purpose of determining Awards under the Plan.

         "Plan" shall mean the Browning-Ferris Industries, Inc. Annual Management Incentive Plan.

         "Plan Year" means the consecutive 12 month period that constitutes the Company's fiscal year.

         "Restricted Stock" shall mean the shares of Common Stock, $.16-2/3 par value, of the Company with such restrictions, including transfer and vesting restrictions, as provided


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         for in the Company's Convertible Annual Incentive Award Plan, as such plan may be amended from time to time.

         "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.


                          ARTICLE III. ADMINISTRATION

3.1      The Plan shall be administered by the Committee.

3.2 Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to administer and interpret the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to establish the target and maximum Awards for each level of Participant; to determine the performance measures and their relative weighting; to determine whether, to what extent and under what circumstances any Award may be settled, canceled, forfeited, exchanged, or surrendered; to waive or modify any condition applicable to an Award subject to compliance with Section 162(m); to make adjustments in the performance goals of an Award (i) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, subject to compliance, with Section 162(m), if applicable, or (ii) in response to changes in applicable laws, regulations, or accounting principles; to establish, amend or rescind any administrative policies; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive; provided, however, that no action shall be taken which will prevent Awards granted under the Plan that are intended to provide "performance-based compensation," within the meaning of
         Section 162(m), from doing so.


                            ARTICLE IV. ELIGIBILITY

All executive officers and other officers of the Company shall participate in the Plan. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a Participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such Participant shall cease to have any right to an Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may in its sole discretion, authorize a prorated award based on the number


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of full months of participation prior to the effective date of such withdrawal and the Company's performance during such period.


                   ARTICLE V. PERFORMANCE GOALS AND MEASURES

5.1 Performance Goals that are intended to comply with Section 162(m) shall be established by the Committee within the time period prescribed by Section 162(m) for the Plan Year relating to a specific Award; provided, however, the Committee may establish Performance Goals that are not intended to comply with Section 162(m) after such time period. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include one or any combination of the following: (i) return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; (iii) cash flow or similar measures; or (iv) objective customer satisfaction measures. The Performance Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Participant. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other companies. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.

5.2 The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

5.3 With respect to Participants other than Covered Employees, the Performance Goals may, at the discretion of the Committee, include Individual Goal components. Individual Goals shall be measured based upon actual individual or team performance as compared to the objective goals established by the Committee pursuant to Paragraph
         5.1. The Committee shall be responsible for determining the relative weighting of Individual Goals as a component of a Participant's Performance Goals. The Committee


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         shall determine which Participants, if any, are eligible to include
         Individual Goals as a component of their Performance Goals. The Committee may, in its sole discretion, determine that the portion of Award attributable to Individual Goals shall only be payable upon the attainment of that component of Performance Goals established pursuant to Paragraph 5.1. Covered Employees shall not be eligible to include Individual Goals as a component of their Performance Goals unless permitted by Section 162(m).


                               ARTICLE VI. AWARDS

6.1 Awards under the Plan shall be paid in cash, or at the election of the Participant, shares of Restricted Stock pursuant to the Company's Convertible Annual Incentive Award Plan.

6.2. The Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Plan Year. Notwithstanding the attainment of Performance Goals of the Company as a whole, Awards for individual Participants under the Plan may be denied or adjusted downward by the Committee, in its sole judgment, based on its assessment of the Participant's performance. The maximum Annual Incentive Award that may be granted to a Participant under the Plan for any Plan Year shall be $2.0 million.


                     ARTICLE VII. DEFERRALS AND SETTLEMENTS

The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under the terms established pursuant to the Company's Deferred Compensation Plan. It may also provide that amounts be credited with interest.


                        ARTICLE VIII. WITHHOLDING TAXES

The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law.


             ARTICLE IX. NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the



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Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan, except as provided herein.


                          ARTICLE X. CHANGE IN CONTROL

Immediately upon a Change in Control, all outstanding Awards (except Awards held by a Participant included in any person causing a Change in Control pursuant to clause (a) of the definition of Change in Control) shall be deemed earned at the maximum Performance Goal level and the Company shall make payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award. The granting of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

Accordingly, the Participant may, at the Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be the Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid "excess parachute payments."


                      ARTICLE XI. AMENDMENT, MODIFICATION,
                           SUSPENSION OR TERMINATION

The Board may amend, modify, suspend or terminate this Plan for any purpose except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required by law. Further, no amendment to the Plan shall be effective that would (i) increase the maximum amount that can be paid to a Participant under the Plan; (ii) change the performance criterion or criteria set forth in Section V hereof for payment of Awards; or
(iii) modify the eligibility requirements for Participants in the Plan unless first approved by the Company's shareholders.


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                           ARTICLE XII. GOVERNING LAW

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.


             ARTICLE XIII. OTHER BENEFIT AND COMPENSATION PROGRAMS

Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.


                      ARTICLE XIV. SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.


                           ARTICLE XV. EFFECTIVE DATE

This Plan shall be effective as of the date it is approved by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company's shareholders at the annual meeting held in 1997. If the shareholders of the Company shall fail to approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect. Subject to earlier termination pursuant to Article XI, the Plan shall have a term of five years from its effective date.


                          ARTICLE XVI. INTERPRETATION

The Plan as applicable to certain employees is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply with respect to such employees.



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